MONUMENTAL MARKETING INC.

7 Abba Hillel Street

Beit Silver, 15th Floor

Ramat-Gan, 52522

Israel

July 30, 2006

James Yeung

161 Liberty Ave

Staten Island

NY 10305

Attention:	James Yeung

Dear Mr. Yeung:

Re:    Bridge Loan granted by James Yeung (“Yeung”)

to Monumental Marketing Inc (the “Company”)

This letter will serve to confirm My agreement wherein, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I have agreed to loan $100,000 (the “Loan”) to the Company on the following terms and conditions:

1.	The principal amount of the Loan, together with accrued interest, shall be due and payable on the date which is up to 150 days from the date of advance (the “Maturity Date”):
2.	The Company may repay any or all outstanding amounts of principal at any time, without penalty.
3.	The Loan might be given to the company’s subsidiary, and the subsidiary might repaid the Loan, according to that agreement.
4.	The Loan shall bear interest at eight per cent (8%) per annum and shall be payable on the Maturity Date, or earlier, if the principal will be repaid then..
5.

In consideration of the Loan, the Company will issue to Yeung 250,000 common shares in its capital stock which will be restricted under Rule 144. These shares have piggyback registration rights for any registration conducted by the company other than on form S-8. In the event the Company undertakes a registration of shares and does not include the Yeung’s Shares, the Company will issue an additional 50,000 common shares to Yeung for each 30 day period for which it is in breach of this requirement.

6.

In the event that the Loan is not repaid by the Maturity Date, Yeung may convert all or any portion of the Loan to common shares of the Company at a price of $0.10 per share until the Loan is fully converted or repaid in full.

7.

Yeung acknowledges that he is an accredited investor as defined under US Securities Laws and will execute and return the Accredited Investor Questionnaire attached as a schedule to this letter. Yeung acknowledges that the Company is a reporting issuer but that it currently has no trading market and there is no guarantee that a trading market will develop. Yeung further acknowledges that the Company is not current in its SEC mandated filings.

8.	The obligations of the Company will be evidenced by a promissory note in the form attached hereto.

Accepting that the above accurately details your understanding of our agreement in this regard could you please execute this letter where indicated and return same at your early convenience.

Yours truly,

MONUMENTAL MARKETING INC.

Per: /s/ Haim Karo

Authorized Signatory

Acknowledged and agreed to this 30 day of July, 2006 by:

James Yeung

Per:	/s/ James Yeung

                Authorized Signatory

PROMISSORY NOTE

US $100,000	July 30, 2006

MONUMENTAL MARKETING INC.

7 Abba Hillel Street

Beit Silver, 15th Floor

Ramat-Gan, 52522

Israel

FOR VALUE RECEIVED, Monumental Marketing Inc. (“Monumental”) promises to pay to the order of James Yeung (the “Lender”), the principal sum of $100,000 (the “Principal Sum”) in lawful currency of the United States.

Monumental shall pay the Lender all of the principal and accrued interest evidenced by this Promissory Note on the date which is up to 150 days from the date of advance (the “Maturity Date”).

The Principal Sum or such amount as shall remain outstanding from time to time shall bear interest thereon, calculated annually, not in advance, at a rate of eight (8%) per cent per annum commencing on the date the Principal Sum is advanced by the Lender to Monumental and shall be payable on maturity. In the event of any partial repayments made on the Principal Sum, such payments shall be applied firstly towards accrued interest and then towards the Principal Sum.

This Promissory Note is being issued in accordance with and is subject to the terms of a letter agreement entered into between Monumental and the Lender dated as July 30, 2006.

Monumental shall have the privilege of prepaying in whole or in part the Principal Sum and accrued interest.

Presentment, protest, notice of protest and notice of dishonor are hereby waived.

MONUMENTAL MARKETING INC.

__________________________________________
Signature
__________________________________________
Name of Signatory and Title

ACCREDITED INVESTOR QUESTIONNAIRE

ONLY U.S. SUBSCRIBERS NEED TO SIGN THIS

All capitalised terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

This Questionnaire is for use by each Subscriber who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”)) and has indicated an interest in purchasing Shares of Monumental Marketing Inc. (the “Company”). The purpose of this Questionnaire is to assure the Company that each Subscriber will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Company will rely on the information contained in this Questionnaire for the purposes of such determination. The Shares will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Shares or any other securities of the Company in any state other than those specifically authorized by the Company.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Subscriber agrees that, if necessary, this Questionnaire may be presented to such parties as the Company deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Shares hereunder.

The Subscriber covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Subscriber satisfies)

Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000;

Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000;
Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Category 4

A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United

States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);
Category 6	A director or executive officer of the Company;
Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Note that prospective Subscribers claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Company with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber’s status as an Accredited Investor.

If the Subscriber is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

______________________________________________________________________________

______________________________________________________________________________

The Subscriber hereby certifies that the information contained in this Questionnaire is complete and accurate and the Subscriber will notify the Company promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ______ day of __________________, 20_____.

If a Corporation, Partnership or Other Entity: Print or Type Name of Entity Signature of Authorized Signatory Type of Entity	If an Individual: Signature Print or Type Name Social Security/Tax I.D. No.